EXHIBIT 99.1

PRESS RELEASE	Contact:	Carrizo Oil & Gas, Inc.
B. Allen Connell, Director of Investor Relations
Paul F. Boling, Chief Financial Officer
(713) 328-1000

CARRIZO OIL & GAS, INC. ANNOUNCES RECORD PRODUCTION, REVENUE AND EBITDA IN FOURTH QUARTER AND ANNUAL 2007 FINANCIAL RESULTS

HOUSTON, February 28, 2008 — Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) today reported the Company’s financial results for the fourth quarter of 2007, which included the following highlights:

Results for the Fourth Quarter 2007  --

·	Record Production of 5.64 Bcfe, or 61,318 Mcfe/d.

·	Record Revenue of $40.0 million.

·	Net Income of $5.6 million, or Record Net Income of $8.6 million before the non-cash net charges noted below

·	Record EBITDA, as defined below, of $30.0 million.

Production volumes during the three months ended December 31, 2007 were 5.64 Bcfe, 54 percent higher compared to 3.66 Bcfe during the fourth quarter of 2006.  The increase was largely due to new production contributions from the Barnett Shale play and the Doberman #1 and Baby Ruth #1 wells in the Gulf Coast that were brought on line earlier in 2007.  Revenues for the three months ended December 31, 2007 were $40.0 million, as compared to $24.2 million during the quarter ended December 31, 2006.  The increase in revenues was primarily driven by higher production and increased realized oil and natural gas prices.  Carrizo’s average oil sales price increased 54 percent to $90.68 per barrel compared to $59.09 per barrel during the fourth quarter of 2006 and the average natural gas sales price increased six percent to $6.55 per Mcf compared to $6.17 per Mcf in the fourth quarter of 2006.  The above prices exclude the cash effect of hedging activities.  Prices that include the cash effect of hedges are presented in the table below.

For the quarter ended December 31, 2007, the Company reported net income of $5.6 million ($0.20 per basic and diluted share), or net income of $8.6 million ($0.31 and $0.30 per basic and diluted share), excluding the $3.0 million of non-cash, after-tax expenses, comprised of (1) a marked-to-market unrealized loss of $1.8 million on derivatives and (2) stock compensation expense of $1.2 million. Net income for the quarter ended December 31, 2006 was $4.3 million, or $0.17 and $0.16 per basic and diluted share.

EBITDA (earnings before interest, income tax, depreciation and amortization expenses, and certain other non-cash items) during the fourth quarter of 2007 was $30.0 million, or $1.08 and $1.05 per basic and diluted share, respectively, as compared to $19.5 million, or $0.76 and $0.74 per basic and diluted share, respectively, during the fourth quarter of 2006.

Lease operating expenses (excluding production taxes) increased to $6.0 million (or $1.07 per Mcfe) during the three months ended December 31, 2007 as compared to $4.8 million (or $1.30 per Mcfe) for the fourth quarter of 2006, largely due to our Barnett Shale operations, comprised of increased production and well count, and also in part to higher transportation, treating and gathering expenses, higher saltwater disposal and compression costs and increased ad valorem taxes.

Depreciation, depletion and amortization expenses (“DD&A”) were $12.9 million during the three months ended December 31, 2007 ($2.28 per Mcfe) as compared to $9.5 million ($2.60 per Mcfe) during the fourth quarter of 2006.  The increase in DD&A expense was due primarily to increased production partially offset by a lower depletion rate due to lower overall finding costs of new reserves added in 2007.

General and administrative expenses (“G&A”) increased to $3.4 million during the three months ended December 31, 2007 from $2.1 million during the same quarter of 2006 due largely to the increased employee related costs and increased office expense.

During the fourth quarter of 2006, the Company recorded $1.4 million in bad debt expense largely attributable to an outside operator who filed for Chapter 11 bankruptcy.  Accordingly, the Company reserved a majority of its receivable due from the operator for October 2006 production and for certain cash advances on near-term drilling projects.

Non-cash stock-based compensation expense was $1.9 million ($1.2 million after tax) for the three months ended December 31, 2007 compared to $0.9 million ($0.6 million after tax) for the same period in 2006.  The increase was due to additional issuances of restricted shares and our higher stock prices during 2007.

The net loss on derivatives was $1.7 million during the three months ended December 31, 2007, comprised of (1) $2.7 million ($1.8 million after tax) for the unrealized marked-to-market, non-cash loss on derivatives ($1.7 million loss on oil and gas derivatives and $1.0 million loss on interest rate swaps) and (2) $1.0 million gain for cash settled derivatives ($1.0 million gain on oil and gas derivatives).

Interest expense, net of amounts capitalized, was $3.3 million for the three months ended December 31, 2007 compared to $2.6 million for the three months ended December 31, 2006.  The increase is primarily attributable to a $75.0 million increase in borrowings under our Second Lien Credit Facility in January 2007, additional borrowings under the Company’s Senior Secured Credit Facility and higher effective interest rates.

Results for the Year Ended 2007 --

·	Record Production of 17.5 Bcfe.

·	Record Revenue of $125.8 million.

·	Net Income of $15.5 million, or Record Net Income of $23.7 million before the non-cash net charges noted below.

·	Record EBITDA, as defined below, of $93.7 million.

Production volumes for the year ended December 31, 2007 were a record 17.5 Bcfe, 49 percent higher compared to 11.7 Bcfe during 2006.  Revenues for the year ended December 31, 2007 were $125.8 million, an increase of 52 percent from 2006 revenues of $82.9 million. The increase in revenues was primarily driven by higher production and higher commodity prices.  Carrizo’s average natural gas sales price for 2007 increased three percent to $6.77 compared to $6.56 per Mcf in 2006, and the average oil sales price for 2007 increased 12% to $71.42 per barrel from $63.62 per barrel in 2006.  The above prices exclude the cash effect of hedging activities.  Prices that include cash effect of hedges are presented in the table below.

For the year ended December 31, 2007, the Company reported net income of $15.5 million ( $0.59 and $0.57 per basic and diluted share), or net income of $23.7 million ($0.90 and $0.88 per basic and diluted share), excluding the $8.2 million of non-cash, after-tax expense, comprised of (1) a marked-to-market unrealized loss of $5.2 million on derivatives, (2) stock compensation expense of $3.2 million and (3) the reduction of bad debt expense by $(0.2) million. Net income for the year ended December 31, 2006 was $18.2 million, or $0.74 and $0.71 per basic and diluted share, respectively.

EBITDA (earnings before interest, income tax, depreciation and amortization expenses, and certain other non-cash items) for 2007 was $93.7 million, or $3.56 and $3.45 per basic and diluted share, respectively, as compared to $63.4 million, or $2.55 and $2.48 per basic and diluted share, respectively, during 2006.

Lease operating expenses (excluding production taxes) increased to $20.3 million (or $1.16 per Mcfe) during the year ended 2007 as compared to $13.0 million (or $1.11 per Mcfe) for the same period of 2006 largely due to our Barnett Shale operations, comprised of the increased production and well count and also in part to higher transportation, treating and gathering expenses, higher saltwater disposal and compression costs and higher ad valorem taxes.

Depreciation, depletion and amortization expenses (“DD&A”) were $41.9 million for 2007 ($2.40 per Mcfe) as compared to $31.1 million ($2.66 per Mcfe) during the same period of 2006.  The increase in DD&A expense was due to increased production and a decrease in the DD&A rate primarily due to lower overall finding costs of new reserves added in 2007.

General and administrative expenses (“G&A”) increased to $14.2 million during 2007 from $10.6 million during 2006.  The increase in G&A was due primarily to increased employee related costs and increased office expense.

Non-cash stock-based compensation expense was $4.9 million ($3.2 million after tax) for the year ended December 31, 2007 compared to $2.9 million ($1.9 million after tax) for the prior year.  The increase was due to additional issuances of restricted shares and our higher stock prices during 2007.

The net loss on derivatives was $1.4 million for the year ended December 31, 2007, comprised of (1) $8.0 million ($5.2 million after tax) for the unrealized marked-to-market, net loss on derivatives ($5.2 million loss on oil and gas derivatives and $2.8 million loss on interest rate swaps) and (2) $6.6 million of net realized gains ($6.4 million gain for oil and gas derivatives and $0.2 million gain on interest rate swaps).

The loss on the early extinguishment of debt in 2006 was $0.3 million ($0.2 million after tax) in connection with the Company’s refinancing of its first lien credit facility in May 2006.  The Company’s borrowing base availability under its senior secured credit facility was $145.0 million with $34.0 million drawn and outstanding at December 31, 2007.

Interest expense, net of amounts capitalized, was $14.7 million for the year ended December 31, 2007 compared to $9.1 million for the same period in 2006.  The increase was attributable to the $75.0 million increase in borrowings under our Second Lien Credit Facility in January 2007, additional borrowings under the Senior Secured Credit Facility and higher effective interest rates.

S.P. Johnson IV, Carrizo’s President and Chief Executive Officer, commented, “Our staff did an incredible job in 2007 as evidenced by record revenue, EBITDA, production increases, and reserve growth.

We continue to deliver impressive results in the Barnett Shale, especially in eastern Tarrant County where 18 wells in a row have produced initial gross rates averaging over 4 MMcfe/d.  Three of our four drilling rigs are drilling horizontal wells in eastern Tarrant County with another H&P Flex rig starting there in April.

Our recent enhanced liquidity should allow us to lease even more high quality Barnett Shale acreage than we originally budgeted.  We expect 2008 to be another exceptional year for Carrizo’s growth.”

Carrizo Oil & Gas, Inc. is a Houston-based energy company actively engaged in the exploration, development, exploitation and production of oil and natural gas primarily in proven trends in the Barnett Shale area in North Texas and along the onshore Texas and Louisiana Gulf Coast regions. Carrizo is also engaged in exploration activities in the UK North Sea. Carrizo controls significant prospective acreage blocks and utilizes advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities.

Statements in this news release, including but not limited to those relating to the Company’s or management’s intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, including drilling rig schedule, impact of recent financing activities, leasing of additional Barnett Shale acreage, 2008 growth and other statements that are not historical facts are forward looking statements that are based on current expectations.  Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct.  Important factors that could cause actual results to differ materially from those in the forward looking statements include the results and dependence on exploratory drilling activities, operating risks, oil and natural gas price levels, land issues, availability of equipment, weather and other risks described in the Company’s Form 10-K for the year ended December 31, 2006 and its other filings with the Securities and Exchange Commission.

(Financial Highlights to Follow)

CARRIZO OIL & GAS, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2007	2006	2007	2006

Oil and natural gas revenues	$39,980,926	$24,218,311	$125,788,530	$82,945,234

Costs and expenses:
Lease operating expenses	6,012,644	4,762,486	20,301,881	12,956,496
Production tax	1,446,702	684,792	4,360,018	3,470,338
Depreciation, depletion and amortization	12,865,684	9,498,613	41,899,066	31,128,925
General and administrative expenses	3,443,069	2,124,393	14,213,446	10,594,460
Accretion expense related to asset retirement obligations	109,646	259,605	374,278	496,774
Bad debt expense	34,428	1,385,911	(208,711)	1,385,911
Stock-based compensation expense	1,856,849	930,755	4,907,107	2,929,620

Total costs and expenses	25,769,022	19,646,555	85,847,085	62,962,524

Operating income	14,211,904	4,571,756	39,941,445	19,982,710

Mark-to-market gain (loss) on derivatives, net	(2,711,939)	1,523,184	(8,022,769)	9,257,035
Realized gain on derivatives, net	1,059,175	2,847,342	6,656,849	7,200,577
Gain on asset retirement obligation	47,910	196,476	47,910	196,476
Equity in income of Pinnacle Gas Resources, Inc.	-	-	-	34,914
Loss on early extinguishment of debt	-	-	-	(294,094)
Other income and expenses, net	(179,778)	29,203	81,781	231,517
Interest income	106,193	126,211	691,731	969,176
Interest expense, net of amounts capitalized (1)	(3,310,484)	(2,577,496)	(14,685,277)	(9,095,923)

Income before income taxes	9,222,981	6,716,676	24,711,670	28,482,388

Income tax expense	3,579,365	2,440,675	9,242,970	10,233,752

Net income available to common shares	$5,643,616	$4,276,001	$15,468,700	$18,248,636

ADJUSTED net income available to common shares (2)	$8,635,707	$4,791,764	$23,737,457	$15,227,820

EBITDA (see table below)	$29,957,908	$19,523,185	$93,651,815	$63,356,034

Basic net income per common share	$0.20	$0.17	$0.59	$0.74

Diluted net income per common share	$0.20	$0.16	$0.57	$0.71

ADJUSTED basic net income per common share (2)	$0.31	$0.19	$0.90	$0.61

ADJUSTED diluted net income per common share (2)	$0.30	$0.18	$0.88	$0.60

Basic weighted average common shares outstanding	27,625,461	25,650,503	26,286,766	24,826,673

Diluted weighted average common shares outstanding	28,461,076	26,433,762	27,119,900	25,564,502

______________________________
(1) Interest expense, net of amounts capitalized, consists of the following:

Gross interest expense	$(6,702,801)	$(5,318,540)	(26,403,360)	(19,070,792)
Capitalized interest	3,392,317	2,741,044	11,718,083	9,974,869

(2) Excludes the impact of the non-cash mark-to-market gain (loss) on derivatives, non-cash stock-based compensation, non-cash bad debt expense and non-cash loss on early extinguishment of debt

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CARRIZO OIL & GAS, INC.
CONDENSED BALANCE SHEETS

	12/31/07	12/31/06
	(unaudited)
ASSETS:
Cash and cash equivalents	$8,026,161	$5,407,502
Fair value of derivative financial instruments	1,828,934	5,737,056
Other current assets	32,400,921	29,912,455
Property and equipment, net	646,810,129	445,447,054
Other assets	9,533,395	5,519,325
Investment in Pinnacle Gas Resources, Inc.	11,070,814	2,771,266

TOTAL ASSETS	$709,670,354	$494,794,658

LIABILITIES AND EQUITY:
Accounts payable and accrued liabilities	$49,700,330	$54,554,607
Current maturities of long-term debt	2,250,766	1,507,931
Other current liabilities	40,357,686	2,007,969
Long-term debt, net of current maturities	252,250,000	187,250,744
Deferred income taxes	46,687,619	32,737,530
Other liabilities	7,702,153	4,462,001
Equity	310,721,800	212,273,876

TOTAL LIABILITIES AND EQUITY	$709,670,354	$494,794,658

Income tax expense for the year ended December 31, 2007 and 2006 included $8,329,301 and
$9,828,973, respectively, provision for deferred income taxes and a $913,669 and $404,779, respectively, provision for currently payable franchise taxes.

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CARRIZO OIL & GAS, INC.
NON-GAAP DISCLOSURES
(unaudited)

	THREE MONTHS ENDED		YEAR ENDED
Reconciliation of Net Income to EBITDA	DECEMBER 31,		DECEMBER 31,
	2007	2006	2007	2006

Net Income	$5,643,616	$4,276,001	$15,468,700	$18,248,636

Adjustments:
Depreciation, depletion and amortization	12,865,684	9,498,613	41,899,066	31,128,925
Unrealized mark-to-market (gain) loss on derivatives	2,711,939	(1,523,184)	8,022,769	(9,257,035)
Gain on asset retirement obligation	(47,910)	(196,476)	(47,910)	(196,476)
Loss on extinguishment of debt	-	-	-	294,094
Interest expense, net of amounts capitalized and interest income	3,204,291	2,451,285	13,993,546	8,126,747
Income tax expense	3,579,365	2,440,675	9,242,970	10,233,752
Equity in Pinnacle Gas Resources, Inc.	-	-	-	(34,914)
Stock based compensation expense	1,856,849	930,755	4,907,107	2,929,620
Bad debt expense	34,428	1,385,911	(208,711)	1,385,911
Accretion expense related to asset retirement obligations	109,646	259,605	374,278	496,774

EBITDA, as defined	$29,957,908	$19,523,185	$93,651,815	$63,356,034

EBITDA per basic common share	$1.08	$0.76	$3.56	$2.55

EBITDA per diluted common share	$1.05	$0.74	$3.45	$2.48

CARRIZO OIL & GAS, INC.
PRODUCTION VOLUMES AND PRICES
(unaudited)

Production volumes-
Oil and condensate (Bbls)	58,620	75,882	240,789	254,901
Natural gas (Mcf)	5,289,491	3,200,801	16,042,174	10,176,091
Natural gas equivalent (Mcfe)	5,641,211	3,656,093	17,486,908	11,705,497
	92	92	365	365
	61,318	39,740	47,909	32,070

Average sales prices-
Oil and condensate (per Bbl)	$90.68	$59.09	$71.42	$63.62
Oil and condensate (per Bbl) - with hedge impact	$83.66	$59.15	$69.71	$63.21
Natural gas (per Mcf)	$6.55	$6.17	$6.77	$6.56
Natural gas (per Mcf) - with hedge impact	$6.84	$6.76	$6.86	$7.11
Natural gas equivalent (per Mcfe)	$7.09	$6.62	$7.19	$7.09